Exhibit 99.1

The First Bancorp Reports Record Net Income for 2014

DAMARISCOTTA, ME, January 21, 2015 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the year ended December 31, 2014. Net income was $14.7 million, up $1.7 million or 13.5% from 2013, and earnings per common share on a fully diluted basis of $1.37 were up $0.17 or 14.2% from 2013. The Company also announced unaudited results for the quarter ended December 31, 2014. Net income was $3.4 million, down $76,000 or 2.2% from the fourth quarter of 2013, and earnings per common share on a fully diluted basis of $0.32 were down $0.01 or 3.0% from the fourth quarter of 2013.
“With Daniel R. Daigneault’s retirement on January 2, I am pleased to report that his final year as President and Chief Executive Officer was the best year in the Company’s history,” observed Tony C. McKim, the Company’s new President and Chief Executive Officer, “Net income was up $675,000 or 4.8% from our previous best year in 2008, and with an improved economy, a number of factors came together in 2014 that contributed to our record results: lower credit costs, an improved net interest margin and growth in the loan portfolio.
“The Company’s total assets increased $18.2 million or 1.2% in 2014,” said President McKim. “Loan demand was the healthiest we have seen in several years, with total loans increasing $41.2 million or 4.7%. At the same time the investment portfolio decreased $13.9 million or 2.8%. On the funding side of the balance sheet, low-cost deposits were up $72.2 million or 17.7% from 2013, replacing higher-cost certificates of deposits which decreased $83.6 million or 15.7% from 2013.
“Net interest income on a tax-equivalent basis was up $2.1 million in 2014 over 2013,” President McKim continued. “Higher levels of earning assets were responsible for $1.7 million of the increase and $407,000 resulted from an improved net interest margin. We benefited from a $1.1 million drop in funding costs, and after a prolonged period of margin compression which lasted more than five years, our net interest margin climbed from a recent-year low of 3.05% in 2013 to 3.10% in 2014.

“Improved credit quality, however, was the greatest contributor to 2014’s increase in earnings,” President McKim commented. “Past-due loans were 1.29% of total loans at December 31, 2014, down significantly from 1.82% of total loans at the end of 2013. Non-performing assets stood at 0.97% of total assets as of December 31, 2014 - the lowest level we have seen since the third quarter of 2008. This is well below the 2.32% peak in non-performing assets at December 31, 2011, and down from 1.44% a year ago.
“Net chargeoffs in 2014 were $2.3 million or 0.26% of average loans on an annualized basis, compared to $5.2 million or 0.60% of average loans in 2013,” President McKim continued. “With significantly lower levels of non-performing assets, past due loans and net chargeoffs, our provision for loan losses in 2014 was $1.2 million - a $3.0 million or 72.6% reduction from the $4.2 million provisioned in 2013. The allowance for loan losses stood at 1.13% of total loans as of December 31, 2014, down from 1.31% at December 31, 2013 and well below the peak of 1.79% in 2011."
“Our operating ratios were indicative of our strong performance in 2014,” commented F. Stephen Ward, the Company’s Chief Financial Officer. “At 56.86%, the efficiency ratio remains well below the Bank’s UBPR peer group average which stood at 66.28% as of September 30, 2014. Our return on average assets was 0.99% in 2014 compared to 0.90% in 2013, and our return on average tangible common equity was 11.57% compared to 10.66% for the same periods, respectively.
“The First Bancorp’s price per share was $18.09 at December 31, 2014, up $0.67 or 3.85% from December 31, 2013,” Mr. Ward noted. “When dividends are added, our total return in 2014 was 10.24%. This outperformed the Dow Jones Industrial Average with a total return of 10.04% for the year and underperformed the S&P 500 which had a total return of 13.68% for the year. Our stock significantly outperformed the banking industry in 2014, as measured by the KBW Regional Bank and Nasdaq Bank indices, which had total returns of 2.43% and 4.92%, respectively. We also outperformed the Russell 2000 index in 2014, in which we are included, which had a total return of 4.90%.”
“The Board of Directors increased the quarterly dividend in the second quarter to 21 cents per share, resulting in total dividends for the year of 83 cents per share, an increase of 4.5 cents over 2013,” President McKim commented. “Increasing the dividend in 2014 was consistent with the Company’s overall performance during the year, including the improved credit quality and other key metrics. Our generous dividend continues to be one of the major reasons people invest in our stock and we have an annualized dividend yield of 4.59% based on the year-end closing price of $18.09 per share.
“As I take the helm at the beginning of 2015, I feel The First Bancorp is in excellent condition after 21 years under former President Daigneault’s leadership,” President McKim concluded, “We had several challenging years during the Great Recession, and now that we are past this difficult period, I feel the Company is positioned well for this year and beyond. We have an excellent franchise along the coast of Maine, a highly experienced and capable management team, and dedicated employees who are focused on delivering a consistently superior level of service to our customers. With all of these positives, I am confident we can continue to deliver strong results for our shareholders over the next several years.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars except common stock data	December 31, 2014	December 31, 2013
Assets
Cash and due from banks	$13,057	$16,570
Interest-bearing deposits in other banks	3,559	2,562
Securities available for sale	185,261	305,824
Securities to be held to maturity	275,919	169,277
Restricted equity securities, at cost	13,912	13,912
Loans held for sale	—	83
Loans	917,564	876,367
Less allowance for loan losses	10,344	11,514
Net loans	907,220	864,853
Accrued interest receivable	4,748	5,038
Premises and equipment	22,619	23,616
Other real estate owned	3,785	4,807
Goodwill	29,805	29,805
Other assets	22,246	27,616
Total assets	$1,482,131	$1,463,963
Liabilities
Demand deposits	$113,133	$106,125
NOW deposits	199,977	151,322
Money market deposits	98,607	86,730
Savings deposits	165,601	149,103
Certificates of deposit	184,471	210,321
Certificates $100,000 to $250,000	221,892	278,674
Certificates $250,000 and over	41,138	42,124
Total deposits	1,024,819	1,024,399
Borrowed funds	279,916	279,125
Other liabilities	15,842	14,341
Total Liabilities	1,320,577	1,317,865
Shareholders' equity
Common stock	107	106
Additional paid-in capital	59,282	58,395
Retained earnings	99,816	94,000
Net unrealized gain/(loss) on securities available-for-sale	2,522	(6,591)
Net unrealized loss on securities transferred from available for sale to held to maturity	(48)	—
Net unrealized gain/(loss) on postretirement benefit costs	(125)	188
Total shareholders' equity	161,554	146,098
Total liabilities & shareholders' equity	$1,482,131	$1,463,963
Common Stock
Number of shares authorized	18,000,000	18,000,000
Number of shares issued and outstanding	10,724,359	10,671,192
Book value per common share	$15.06	$13.69
Tangible book value per common share	$12.25	$10.83

The First Bancorp
Consolidated Statements of Income and Comprehensive Income (Unaudited)

	For the years ended		For the quarters ended
In thousands of dollars, except per share data	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Interest income
Interest and fees on loans	$35,102	$34,897	$8,982	$8,657
Interest on deposits with other banks	5	8	1	2
Interest and dividends on investments	15,915	15,031	3,807	4,108
Total interest income	51,022	49,936	12,790	12,767
Interest expense
Interest on deposits	7,087	7,997	1,681	1,962
Interest on borrowed funds	4,338	4,499	1,062	1,144
Total interest expense	11,425	12,496	2,743	3,106
Net interest income	39,597	37,440	10,047	9,661
Provision for loan losses	1,150	4,200	300	700
Net interest income after provision for loan losses	38,447	33,240	9,747	8,961
Non-interest income
Investment management and fiduciary income	2,139	1,919	520	481
Service charges on deposit accounts	2,505	2,756	606	657
Net securities gains	1,155	1,087	10	—
Mortgage origination and servicing income	979	2,080	369	345
Other operating income	4,270	4,245	1,097	1,116
Total non-interest income	11,048	12,087	2,602	2,599
Non-interest expense
Salaries and employee benefits	14,890	14,305	3,622	3,698
Occupancy expense	2,215	2,050	527	493
Furniture and equipment expense	2,940	2,656	816	664
FDIC insurance premiums	1,004	1,143	240	279
Amortization of identified intangibles	326	326	81	81
Other operating expense	8,845	8,457	2,589	1,904
Total non-interest expense	30,220	28,937	7,875	7,119
Income before income taxes	19,275	16,390	4,474	4,441
Applicable income taxes	4,566	3,425	1,048	939
Net Income	$14,709	$12,965	$3,426	$3,502
Basic earnings per share	$1.38	$1.20	$0.32	$0.33
Diluted earnings per share	1.37	1.20	0.32	0.33

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the years ended		For the quarters ended
except for per share amounts	12/31/2014	12/31/2013	12/31/2014	12/31/2013

Summary of Operations
Interest Income	$51,022	$49,936	$12,790	$12,767
Interest Expense	11,425	12,496	2,743	3,106
Net Interest Income	39,597	37,440	10,047	9,661
Provision for Loan Losses	1,150	4,200	300	700
Non-Interest Income	11,048	12,087	2,602	2,599
Non-Interest Expense	30,220	28,937	7,875	7,119
Net Income	14,709	12,965	3,426	3,502
Per Common Share Data
Basic Earnings per Share	$1.38	$1.20	$0.32	$0.33
Diluted Earnings per Share	1.37	1.20	0.32	0.33
Cash Dividends Declared	0.830	0.785	0.210	0.200
Book Value per Common Share	15.06	13.69	15.06	13.69
Tangible Book Value per Common Share	12.25	10.83	12.25	10.83
Market Value	18.09	17.42	18.09	17.42
Financial Ratios
Return on Average Equity (a)	9.34%	8.72%	8.39%	9.33%
Return on Average Tangible Common Equity (a)	11.57%	10.66%	10.32%	11.76%
Return on Average Assets (a)	0.99%	0.90%	0.92%	0.95%
Average Equity to Average Assets	10.63%	10.62%	10.93%	10.19%
Average Tangible Equity to Average Assets	8.58%	8.49%	8.88%	8.09%
Net Interest Margin Tax-Equivalent (a)	3.10%	3.05%	3.09%	3.07%
Dividend Payout Ratio	60.14%	65.42%	65.63%	60.61%
Allowance for Loan Losses/Total Loans	1.13%	1.31%	1.13%	1.31%
Non-Performing Loans to Total Loans	1.15%	1.86%	1.15%	1.86%
Non-Performing Assets to Total Assets	0.97%	1.44%	0.97%	1.44%
Efficiency Ratio	56.86%	55.44%	58.36%	53.79%
At Period End
Total Assets	$1,482,131	$1,463,963	$1,482,131	$1,463,963
Total Loans	917,564	876,367	917,564	876,367
Total Investment Securities	475,092	489,013	475,092	489,013
Total Deposits	1,024,819	1,024,399	1,024,819	1,024,399
Total Shareholders' Equity	161,554	146,098	161,554	146,098
(a) Annualized using a 365-day basis for both years

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2014 and 2013.

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Net interest income as presented	$39,597	$37,440	$10,047	$9,661
Effect of tax-exempt income	3,475	3,573	807	926
Net interest income, tax equivalent	$43,072	$41,013	$10,854	$10,587
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Non-interest expense, as presented	$30,220	$28,937	$7,875	$7,119
Net interest income, as presented	39,597	37,440	10,047	9,661
Effect of tax-exempt income	3,475	3,573	807	926
Non-interest income, as presented	11,048	12,087	2,602	2,599
Effect of non-interest tax-exempt income	185	182	49	48
Net securities gains	(1,155)	(1,087)	(10)	—
Adjusted net interest income plus non-interest income	$53,150	$52,195	$13,495	$13,234
Non-GAAP efficiency ratio	56.86%	55.44%	58.36%	53.79%
GAAP efficiency ratio	59.67%	58.43%	62.26%	58.07%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/14	12/31/13	12/31/14	12/31/13
Average shareholders' equity as presented	$157,465	$152,722	$162,067	$148,842
Less preferred stock	—	(4,020)	—	—
Less intangible assets	(30,338)	(30,664)	(30,338)	(30,664)
Tangible average shareholders' equity	$127,127	$118,038	$131,729	$118,178

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.